UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 27, 2023

Date of Report (Date of earliest event reported)

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GMFI	The Nasdaq Stock Market LLC
Warrants	GMFIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on Form 8-K on May 10, 2023, Aetherium Acquisition Corp. (the “Company”) received written notice from the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with the continued listing requirement to maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000, as set forth in Nasdaq Listing Rule 5450(b)(2)(A). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company received 180 calendar days, until November 6, 2023, to regain compliance with the minimum MVLS requirement. To regain compliance, the minimum MVLS of the Company’s common stock was required to meet or exceed $50,000,000 for at least ten consecutive business days during this 180 calendar day compliance period.

Additionally, on May 23, 2023 and August 23, 2023, Nasdaq notified the Company that it did not comply with Listing Rule 5250(c), due to its failure to timely file its Forms 10-Q for the periods ended March 31, 2023, and June 30, 2023, respectively. The Company filed its Form 10-Q for the period ended March 31, 2023 on December 20, 2023.

On November 27, 2023, Staff provided written notice to the Company does not comply with Listing Rule 5250(c) because it did not file its Form 10-Q for the period ended September 30, 2023. In addition, Staff has determined that the Company does not comply with the minimum 400 total holders as required by Listing Rule 5450(a)(2).

Pursuant to Listing Rule 5810(d)(2), the foregoing deficiencies serve as an additional and separate basis for delisting, and as such, the Company must address this concern before a Hearings Panel if it appeals Staffs determination.

On December 4, 2023, the Company appealed the delist determination to the Nasdaq Hearings Panel (the “Panel”), and requested that the stay of delisting, which otherwise would expire on December 19, 2023, pursuant to Rule 5815(a)(l)(B), be extended until the Panel issued a final decision on the matter. The Company provided a submission in which it requested a stay of delisting pending the hearing, informed of the reasons for the late filings, and its plan to regain compliance.

The Panel decided to maintain the status quo of the Company’s securities pending the hearing, so that a final decision about the Company’s listing can be made on a full and complete record at that time. The Panel granted the Company’s request to extend the stay of suspension pending a hearing on February 27, 2024, and issuance of a final Panel decision. There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on Nasdaq.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K (including Exhibit 99.1 hereto) constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2024

AETHERIUM ACQUISITION CORP.

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Chief Executive Officer and Chairman